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                                                                     EXHIBIT 3.1

                   FIRST ARTICLES OF AMENDMENT AND RESTATEMENT
                     INLAND AMERICAN REAL ESTATE TRUST, INC.

TO STATE DEPARTMENT OF ASSESSMENTS AND TAXATION, STATE OF MARYLAND:

     Pursuant to the provisions of Section 2-609 of the Maryland General Corporation Law, Inland American Real Estate Trust, Inc., a Maryland corporation (the "Company"), hereby certifies that:

     FIRST:    The Company desires to amend and restate its articles of
incorporation as currently in effect and hereinafter amended.

     SECOND:   The following provisions set forth in these First Articles of
Amendment and Restatement are all the provisions of the articles of incorporation of the Company as currently in effect and as hereinafter amended:

                                    ARTICLE I
                                      NAME

     The name of the corporation is Inland American Real Estate Trust, Inc. So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Board of Directors (as defined below in ARTICLE IV) shall determine that the use of the name "Inland American Real Estate Trust, Inc." is not practicable, the Board of Directors may permit the use of any other designation or name for the Company.

                                   ARTICLE II
                               PURPOSES AND POWERS

     The purposes for which the Company is formed are to engage in any lawful business or other activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE III
                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have such other offices (including its principal executive offices) and places of business within or without the State of Maryland as the Board of Directors may from time to time determine. The resident agent of the Company is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202. The Company reserves the right to change its principal office and resident agent at any time.

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                                   ARTICLE IV
                                   DEFINITIONS

     For the purposes of these Articles (as defined below) the following terms shall have the following meanings:

     "ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the Business Manager or any Affiliate of either in connection with selecting, evaluating or acquiring any investment in Real Estate Assets, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments regardless of whether the Real Estate Asset is acquired, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and personal and miscellaneous expenses.

     "ACQUISITION FEES" means the total of all fees and commissions, excluding Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to the Company, the Business Manager or any Affiliate of either) in connection with an investment in Real Estate Assets or purchasing, developing or constructing a Property by the Company. For these purposes, the fees or commissions shall include any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fee, including points, or any fee of a similar nature, however designated, except for Development Fees and Construction Fees paid to any Person not Affiliated with the Sponsor or Business Manager in connection with the actual development and construction of a project, or fees in connection with temporary short-term investments acquired for purposes of cash management.

     "AFFILIATE" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

     "AGGREGATE DEBT SERVICE" means, for any period, the aggregate amount of interest expense, principal amortization and other charges payable with respect to the Company's outstanding borrowings and indebtedness, whether secured or unsecured, including all Loans, Senior Debt and Junior Debt.

     "ARTICLES" means these First Articles of Amendment and Restatement.

     "ASSET COVERAGE" means the ratio equal to the value of total assets of the Company, less all liabilities and indebtedness except indebtedness for unsecured borrowings, divided by the aggregate amount of all unsecured borrowings of the Company.

     "AVERAGE INVESTED ASSETS" means, for any period, the average of the aggregate book value of the Company's assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by Real Estate

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Assets, including amounts invested in Real Estate Operating Companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant period. For purposes of calculating the Business Management Fee, Average Invested Assets will mean the average of the assets identified in the immediately preceding sentence as of the last day of the immediately preceding quarter for which the Business Management Fee is calculated.

     "BOARD OF DIRECTORS" means the Board of Directors of the Company or any duly authorized committee thereof.

     "BUSINESS MANAGEMENT AGREEMENT" means that agreement entered into by and between the Company and the Business Manager.

     "BUSINESS MANAGEMENT FEE" means the fee payable to the Business Manager pursuant to the Business Management Agreement.

     "BUSINESS MANAGER" means Inland American Business Manager & Advisor, Inc., an Illinois corporation, or it successors and assigns.

     "BYLAWS" means the bylaws of the Company, as the same are in effect and may be amended from time to time.

     "CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments in Real Estate Assets made by the Company; PLUS (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; LESS (iii) cash receipts used to pay operating expenses (including the Business Management
Fee), calculated in accordance with GAAP.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

     "COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of such Property.

     "CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor or construction manager to construct improvements, supervise and coordinate projects on, or to provide major repairs to, or rehabilitation of, a Property.

     "CONTRACT PRICE" means the aggregate amount actually paid or allocated to the purchase, development, construction or improvement of a Property excluding Acquisition Fees and Acquisition Expenses.

     "DEALER MANAGER" means Inland Securities Corporation, a Delaware corporation.

     "DEBT SERVICE COVERAGE" means the ratio equal to annualized Net Income for the latest quarterly period divided by Aggregate Debt Service.

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     "DEVELOPMENT FEE" means a fee paid to the Company for services rendered in connection with the development of a Property, including negotiating and approving plans and assisting in obtaining zoning, variances and financing for such Property.

     "DIRECTOR(s)" means the members of the Board of Directors (including Independent Directors).

     "DISTRIBUTIONS" means any distribution of cash, other assets or securities by the Company to its Stockholders.

     "EQUITY STOCK" means all classes or series of stock of the Company, including, without limit, Common Stock (as defined below in ARTICLE V) and Preferred Stock (as defined below in ARTICLE V).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

     "INDEPENDENT DIRECTOR(s)" means the Directors who: (i) are not associated and have not been associated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor or the Business Manager whether by ownership of, ownership interest in, employment by, any material business or professional relationship with or as an officer or director of the Company, the Sponsor, the Business Manager or any of their Affiliates; (ii) do not serve as directors for more than two other REITs originated by the Sponsor or advised by the Business Manager or any of its Affiliates; and (iii) perform no other services for the Company, except as Directors. For purposes of this definition, an indirect affiliation shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law have any of the relationships identified in the immediately preceding sentence of this definition with the Company, the Sponsor, the Business Manager or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Business Manager and their Affiliates shall be deemed material PER SE if it exceeds five percent (5.0%) of the prospective Independent
Director's: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

     "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the Business Manager or the Directors who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type proposed to be acquired by the Company.

     "INITIAL INVESTMENT" means the purchase of 20,000 shares of Common Stock by the Sponsor for an aggregate price of $200,000 in connection with the formation of the Company.

     "INVESTED CAPITAL" means the original issue price paid for the shares of Common Stock reduced by prior distributions from the sale or financing of the Company's Properties.

     "JUNIOR DEBT" means indebtedness which is subordinate to Senior Debt.

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     "LOANS" means debt financing evidenced by bonds, notes, debentures or similar instruments or letters of credit, including Mortgage Loans.

     "MARKET PRICE" means on any date the average of the Closing Price (as defined below) per share for the applicable type of Equity Stock for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, if no sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the applicable shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock selected by the Board of Directors, or, in the absence of a professional market maker, the price at which the Company is then offering shares of Equity Stock to the public if the Company is then engaged in a public offering, or, if the Company is not then offering Equity Stock to the public, the average of the last ten (10) sales pursuant to an offering of such shares of Equity Stock if such offering has not concluded, or if such offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) purchases under the SRP, then the average of the actual purchases, or, if the SRP is not then in existence, the price at which a Stockholder may purchase shares of Equity Stock pursuant to the Company's Distribution Reinvestment Plan (the "DRP") if the DRP is then in existence, or, if not, the fair market value of such shares of Equity Stock shall be determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the applicable shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

     "MGCL" means the General Corporation Law of the State of Maryland, as amended from time to time, or any successor statute.

     "MORTGAGE LOANS" means notes or other evidences of indebtedness or obligations which are secured or collateralized, directly or indirectly, by Real Property or interests in Real Property.

     "NET ASSETS" or "NET ASSET VALUE" means the aggregate amount of total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves LESS total liabilities of the Company, calculated at least quarterly in accordance with GAAP.

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     "NET INCOME" means, for any period, the aggregate amount of total revenues applicable to such period LESS the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves all calculated in accordance with GAAP; provided, however, that Net Income shall not include any gain recognized upon the sale of the Company's assets.

      "ORGANIZATION AND OFFERING EXPENSES" means all expenses incurred by, and to be paid from the assets of, the Company in connection with and in preparing the Company for registration and offering shares of Equity Stock to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys paid by the Company), expenses for printing, engraving, mailing, salaries of the Company's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees and expenses.

     "PERMITTED INVESTMENT" means any investment that the Company may acquire pursuant to these Articles or the Bylaws, including any investment in mortgage-backed securities and any investment or purchase of interests in a Real Estate Operating Company or other entity owning Properties or Loans.

     "PERSON" means an individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest or any other legal or commercial entity.

     "PROPERTY" or "PROPERTIES" means interests in (i) Real Property or (ii) any buildings, structures, improvements, furnishings, fixtures and equipment, whether or not located on the Real Property, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, joint ventures, partnerships or other legal entities.

     "PROPERTY MANAGER" means Inland North American Property Management Corp., a Delaware corporation, or its successors or assigns.

     "REAL ESTATE ASSETS" means any and all investments in Properties, Loans and other Permitted Investments (including all rents, income profits and gains therefrom), whether real, personal or otherwise, tangible or intangible, which are transferred or conveyed to, or owned or held by, or for the account of, the Company or any of its subsidiaries.

     "REAL ESTATE OPERATING COMPANY" means (i) any entity that has equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or (iii) any entity that, either itself or through its subsidiaries:

          (a) owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

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          (b)   has a policy or purpose of reinvesting sale, financing or
     refinancing proceeds or cash from operations;

          (c) has its own directors, managers or managing general partners, as applicable; and

          (d) either: (1) has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or
     (2) has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

     "REAL PROPERTY" means land, rights or interests in land (including but not limited to leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on, or used in connection with, land and rights or interests in land.

     "REIT" means a "real estate investment trust" as defined by the Code.

     "ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and a Roll-Up Entity and the issuance of securities of such Roll-Up Entity to the Stockholders of the Company, but not including:

          (a) a transaction involving securities of an entity that have been, for at least twelve (12) months, listed on a national securities exchange or traded through The Nasdaq Stock Market-Nasdaq National Market; or

          (b) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                (i)    Stockholders' voting rights;
                (ii)   the term and existence of the Company;
                (iii)  compensation payable to the Sponsor or Business Manager;
                       or
                (iv)   the Company's investment objectives.

     "ROLL-UP ENTITY" means a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "SENIOR DEBT" means indebtedness to which Junior Debt is subordinate.

     "SPONSOR" means Inland Real Estate Investment Corporation, a Delaware corporation, or any other Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person, but excluding any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets or any independent third parties such as attorneys, accountants and underwriters who receive compensation only for professional services. A Person may be deemed a Sponsor of the Company by:

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          (a)   taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

          (b) receiving a material participation in the Company in connection with founding or organizing the business of the Company;

          (c) having a substantial number of relationships and contacts with the Company;

          (d)   possessing significant rights to control any of the Properties;

          (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

          (f) providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

     "STOCKHOLDERS" means holders of shares of Equity Stock.

     "TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under GAAP, including any fees paid to the Business Manager, but excluding:

          (a) the expenses of raising capital, such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of any shares of the Equity Stock;

          (b)   property expenses;

          (c)   interest payments;

          (d)   taxes;

          (e) non-cash charges such as depreciation, amortization and bad debt reserves;

          (f)   incentive fees payable to the Business Manager; and

          (g) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of Property).

                                    ARTICLE V
                                      STOCK

     Section 5.1 AUTHORIZED STOCK. The total number of shares of stock that the Company has authority to issue is 1,500,000,000 shares, of which 1,460,000,000 are shares of common

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stock, $.001 par value per share ("Common Stock"), and 40,000,000 are shares of preferred stock, $.001 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $1,500,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this ARTICLE V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this SECTION 5.1. To the extent permitted by Maryland law, the Board of Directors, without any action by the Stockholders, may amend these Articles from time to time to increase or decrease the aggregate number of shares of stock of the Company or the number of shares of stock of any class or series that the Company has authority to issue.

     Section 5.2 LIQUIDATION. Subject to any preferential rights in favor of any class of Preferred Stock, upon liquidation or dissolution of the Company, each issued and outstanding share of Common Stock shall be entitled to participate PRO RATA in the assets of the Company remaining after paying, or making adequate provision for, all known debts and liabilities of the Company.

     Section 5.3    COMMON STOCK.

             (a) Subject to the provisions of ARTICLE VIII, each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote on all matters presented for a vote of Stockholders. Shares of Common Stock do not have cumulative voting rights.

             (b) A majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be fifty percent (50.0%) of the then outstanding shares of Equity Stock.

             (c) Except as provided in SECTION 13.2(b) hereof, with respect to voting shares of Equity Stock owned by the Business Manager, the Sponsor, the Directors or any of their Affiliates, neither the Business Manager, the Sponsor, the Directors, excluding Independent Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Business Manager, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them.

             (d) The Board of Directors may, from time to time, classify or reclassify any unissued shares of Common Stock, in one or more classes or series of stock, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Common Stock.

     Section 5.4 PREFERRED STOCK. The Board of Directors may classify or reclassify any unissued shares of Preferred Stock from time to time, in one or more classes or series of stock, by setting or changing the preferences, conversion or other rights, voting powers, restrictions,

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limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Preferred Stock.

     Section 5.5 CLASSIFIED OR RECLASSIFIED SHARES OF EQUITY STOCK. Prior to issuing classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (i) designate that class or series to distinguish it from all other series and classes of stock of the Company; (ii) specify the number of shares to be included in the class or series; (iii) subject to the provisions of ARTICLE VIII, and subject to the express terms of any class or series of stock of the Company outstanding at the time, set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption for each class or series; and (iv) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (iii) of this SECTION 5.5 may be made dependent upon facts or events ascertainable outside the Articles (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which the facts, events or variations shall operate upon the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

     Section 5.6 GENERAL NATURE OF EQUITY STOCK. All shares of Equity Stock shall be personal property entitling the Stockholders only to those rights provided in these Articles. The Stockholders shall have no interest in any Real Estate Assets and shall have no right to compel any partition, division, dividend or distribution of the Company or any Real Estate Assets.

     Section 5.7 NO ISSUANCE OF SHARE CERTIFICATES. Except to the extent expressly authorized by the Board of Directors, the Company shall not issue share certificates. A Stockholder's investment shall be recorded on the books and records of the Company. To transfer shares of Equity Stock, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company or transfer agent upon request. Upon issuance or transfer of shares of Equity Stock, the Company will provide the Stockholder with a statement containing information substantially similar to that contained in the legend set forth in SECTION 8.2(h) hereof concerning his or her rights with regard to such shares of Equity Stock and any other information required by the Bylaws, the MGCL or other applicable law.

     Section 5.8 FRACTIONAL SHARES OF EQUITY STOCK. The Company may, without the consent or approval of any Stockholder, issue fractional shares of Equity Stock, eliminate a fractional interest by rounding up or down to a full share of Equity Stock, arrange for the disposition of a fractional interest by the Person entitled to it, or pay cash for the fair value of a fractional share of Equity Stock determined as of the time when the Person entitled to receive it is determined.

     Section 5.9 PREEMPTIVE RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to SECTION 5.5 hereof, no Stockholder of the Company shall, solely in the capacity of a Stockholder, have any preemptive

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right to purchase or subscribe for any additional shares of Equity Stock or any other security of the Company that it may issue or sell.

     Section 5.10 ARTICLES AND BYLAWS. All persons acquiring shares of Equity Stock shall be subject to the provisions of these Articles and the Bylaws, each as may be supplemented, amended or restated from time to time.

     Section 5.11 TERMS AND CONDITIONS OF EQUITY STOCK. The Company shall not issue:

             (a)    Common Stock that is non-voting or assessable;

             (b) Warrants, options or similar evidences of a right to buy shares of Equity Stock, unless (i) issued to all of its holders of Equity Stock ratably, (ii) as part of a financing arrangement, or (iii) as part of a stock option plan adopted by the Company;

             (c)    Common Stock that is redeemable at the option of the holder;

             (d) Debt securities unless the Debt Service Coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of the Company's most recently completed fiscal quarter or such shorter period if the Company has not yet completed its first fiscal quarter, is equal to or greater than 1.0;

             (e) Options or warrants to purchase shares of Equity Stock to the Sponsor, the Business Manager, any Directors or their Affiliates except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts); provided that the Company may issue options or warrants to Persons not Affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors have a market value not less than the value of such option or warrant on the date of grant; provided, further, that options or warrants issuable to the Sponsor, the Business Manager, any Directors or their Affiliates shall not exceed an amount equal to ten percent (10.0%) of the outstanding shares of Equity Stock on the date of grant of any options or warrants, on a pro forma basis after giving effect to the issuance and exercise of the options or warrants; or

             (f) Shares of Equity Stock on a deferred payment basis or similar arrangement.

     Section 5.12 RIGHTS OF OBJECTING STOCKHOLDERS. Holders of shares of Equity Stock are not entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

     Section 6.1 NUMBER AND CLASSIFICATION. The number of Directors shall initially be six (6), which number may be increased or decreased pursuant to the Bylaws; provided, however that the number of Directors shall never be less than three (3) nor more than eleven (11). A

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majority of the Board of Directors shall be comprised of Independent Directors.
Independent Directors shall nominate replacements for vacancies among the Independent Directors. The Directors may establish any committees as they deem appropriate; provided that the majority of the members of each committee are Independent Directors. A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

     The names of the Directors who shall initially serve until the first annual meeting of the Stockholders or until their successors are duly chosen and qualified are:

                 Brenda Gujral
                 Robert D. Parks
                 J. Michael Borden (Independent Director)
                 David Mahon (Independent Director)
                 Thomas F. Meagher (Independent Director)
                 Paula Saban (Independent Director)

     Section 6.2 ELECTION AND TERM. Each Director (other than a Director elected to fill the unexpired term of another Director) is elected by the vote of the Stockholders and shall hold office until his or her successor is elected and qualified.

     Section 6.3 RESIGNATION, REMOVAL OR DEATH. A Director may resign by written notice to the Board of Directors, signed by the Director and effective upon delivery to the Company or any later date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, a Director may be removed at any time, with or without cause by the affirmative vote of the holders of not less than a majority of the shares of Equity Stock then outstanding and entitled to vote generally in the election of Directors. For purposes of this SECTION 6.3, "cause" shall mean with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that the Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

     Section 6.4 SERVICE AS NOMINEE. Legal title to any Real Estate Asset shall be vested in the Company or any of its Affiliates, but the Company may cause legal title to any such Real Estate Asset to be held by or in the name of any or all of the Directors or any other person as nominee; provided that upon the death, resignation or removal of the Director, the Director shall automatically cease to have any right, title or interest in and to any Real Estate Asset and shall execute and deliver such documents as the remaining Directors require to convey any Real Estate Asset held in his or her name, and shall account to the remaining Directors as they require for all such Property which he or she holds as nominee. Any right, title or interest of the Director in and to any Property shall automatically vest in successor and additional Directors upon their qualification and acceptance of election or appointment as Directors, and they shall thereupon have all the rights and obligations of Directors, whether or not any documents evidencing the conveyance have been executed and delivered. Written evidence of the qualification and acceptance of the election or appointment of successor and additional Directors may be filed

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with the records of the Company and in any such other offices, agencies or places as the Company or Directors may deem necessary, appropriate or advisable.

     Section 6.5    DUTIES AND POWERS.

             (a) GENERAL. The business and affairs of the Company shall be managed under the direction of the Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Stockholders by law or by these Articles or the Bylaws. These Articles and the Bylaws shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors. Any construction of these Articles or the Bylaws or any determination made in good faith by the Board of Directors concerning its powers and authority hereunder or thereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in these Articles or in the Bylaws shall in no way be construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the MGCL, the general laws of the State of Maryland or any other applicable laws as now or hereafter in force. At or before the first meeting of the Board of Directors, the Articles shall be reviewed and ratified by a majority both of the Directors and of the Independent Directors.

             (b) REIT QUALIFICATION. The Board of Directors shall use its reasonable best efforts to cause the Company to qualify as a REIT under the Code. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate, and may take such actions as in its sole judgment and discretion are advisable, to preserve the status of the Company as a REIT; provided, however, that if a majority of the Board of Directors (including a majority of the Independent Directors) determines that it is no longer in the best interest of the Company to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Company's REIT election pursuant to Section 856(g) of the Code or any successor section. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in ARTICLE VIII is no longer required for REIT qualification.

             (c) AUTHORIZATION BY BOARD OF DIRECTORS OF STOCK ISSUANCE. The Board of Directors may authorize the issuance from time to time of shares of Equity Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its Equity Stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to any restrictions or limits set forth in these Articles or the Bylaws.

             (d) DISTRIBUTIONS. The Company may pay Distributions to its Stockholders, as declared from time to time by the Board of Directors. The Company may use Cash Flow received during prior periods, or Cash Flow received subsequent to the declaration date for the Distribution but prior to the payment date of the Distribution, to pay the Distribution.

                                       13
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          Concurrently with any Distribution, the Company shall file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than sixty (60) days after the close of the fiscal year in which the Distribution was paid.

          The Company may not pay distributions in-kind, except for Distributions of: (i) readily marketable securities; (ii) beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets; or (iii) Distributions of in-kind property which meet all of the following conditions: (a) the Company advises each Stockholder of the risks associated with direct ownership of the in-kind property; (b) the Company offers each Stockholder the election of receiving in-kind property Distributions; and (c) the Company distributes in-kind property only to those Stockholders who accept the Company's offer.

          The Company shall endeavor to declare and pay such Distributions as shall be necessary under the Code to maintain the Company's qualification as a REIT; provided, however, that Stockholders shall have no right to any Distribution unless and until declared by the Board of Directors. The exercise of the powers and rights of the Board of Directors pursuant to this SECTION 6.5(d) shall be subject to the provisions of any class or series of Equity Stock at the time outstanding. The receipt by any Person in whose name any shares of Equity Stock are registered on the records of the Company or by his, her or its duly authorized agent shall be a sufficient discharge for all Distributions payable or deliverable in respect of such shares of Equity Stock and from all liability related to the application thereof.

             (e) DISTRIBUTION REINVESTMENT PLAN. The Company may adopt a distribution reinvestment plan on such terms and conditions as shall be determined by the Board of Directors; provided, however, that any such plan shall, at a minimum, provide for the following: (i) all material information regarding the Distribution to the Stockholder and the effect of reinvesting such Distribution, including the tax consequences thereof, shall be provided to the Stockholder at least annually; and (ii) each Stockholder participating in the distribution reinvestment plan shall have a reasonable opportunity to withdraw from the distribution reinvestment plan at least annually after receipt of the information required in subclause (i) above.

             (f) DETERMINATION OF REASONABLENESS OF FEES AND EXPENSES. The Independent Directors shall determine from time to time, but at least annually, that the total fees and expenses of the Company are reasonable in the light of the investment performance of the Company, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated companies. Each determination shall be reflected in the minutes of a meeting of the Board of Directors.

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             (g)    REVIEW OF INVESTMENT POLICIES. The Board of Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Business Manager. The Independent Directors shall review these policies, with sufficient frequency and at least annually, to determine that the policies being followed by the Company at any time are in the best interests of the Stockholders. Each determination and the basis therefor shall be set forth in the minutes of a meeting of the Board of Directors.

             (h) DETERMINATION OF CONSIDERATION. The consideration paid for the Real Estate Assets acquired by the Company shall ordinarily be based upon the fair market value of the Real Estate Assets and approved by a majority of the Directors (including a majority of the Independent Directors). In cases in which a majority of the Independent Directors so determine, or if Real Estate Assets are acquired from a Sponsor, Business Manager, Director or any of their Affiliates, pursuant to SECTION 7.7 hereof, the fair market value shall be as determined by a qualified independent real estate appraiser selected by the Independent Directors.

             (i) BUSINESS MANAGEMENT AGREEMENT; BUSINESS MANAGER COMPENSATION. Subject to the approval of a majority of the Directors, including a majority of the Independent Directors, the Company may enter into a Business Management Agreement for an initial three (3) year term subject to successive one-year renewals upon the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors; provided that the Business Management Agreement shall be terminable by mutual consent of the parties or by the Company upon the vote of a majority of the Independent Directors by providing sixty (60) days' written notice to the Business Manager. The Independent Directors shall determine from time to time, and at least annually, that the compensation that the Company contracts to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed and is within the limits prescribed by these Articles and applicable law. The Independent Directors shall also supervise the performance of the Business Manager to determine that the Business Manager possesses sufficient qualifications to perform the business management functions for the Company and to justify the compensation paid to it by the Company as well as to confirm compliance with the provisions of the Business Management Agreement. The Directors, including the Independent Directors, shall evaluate the performance of the Business Manager before renewing the Business Management Agreement, based upon the following factors and all other factors that the Independent Directors may deem relevant, all of which shall be recorded in the minutes of a meeting of the Board of
     Directors: (i) the size of the Business Management Fee in relation to the size, composition and profitability of the Company's assets; (ii) the success of the Business Manager in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by business managers or advisors performing similar services; (iv) the amount of additional revenues realized by the Business Manager and its Affiliates through their relationship with the Company including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent

                                       15
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     of service and advice furnished by the Business Manager; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the investment portfolio of the Company in relationship to the investments generated by the Business Manager for its own account. Payments to the Business Manager or its Affiliates for services rendered in a capacity other than as business manager may be made only upon a determination that: (i) the compensation does not exceed the compensation paid for any comparable services; and (ii) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties.

             (j) RESERVED POWERS OF BOARD OF DIRECTORS. The Board of Directors, without any action by the Stockholders of the Company, shall have and may exercise, on behalf of the Company, without limitation, the exclusive power to adopt, alter, amend and repeal any provision of the Bylaws and to make new Bylaws.

     Section 6.6 PERFORMANCE OF DUTIES. A Director shall perform his or her duties as a Director, including his or her duties as a member of a committee of the Board of Directors on which he or she serves, in accordance with Maryland law.

     Section 6.7 FIDUCIARY DUTY. The Directors and Business Manager shall be deemed to be in a fiduciary relationship to the Company and the Stockholders. The Directors also shall have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Business Manager.

     Section 6.8 DETERMINATIONS BY BOARD OF DIRECTORS. The determination as to any of the following matters made in good faith by, or pursuant to the direction of, the Board of Directors consistent with these Articles and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Company and every Stockholder: (i) the amount of the Net Income of the Company for any period and the amount of assets at any time legally available to pay Distributions or redeem Equity Stock; (ii) the amount of paid-in surplus, Net Assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);
(iv) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; (v) any matters relating to acquiring, holding and disposing of any assets by the Company; or (vi) any other matter relating to the business and affairs of the Company.

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                                   ARTICLE VII
                      PROVISIONS FOR DEFINING, LIMITING AND
                    REGULATING CERTAIN POWERS OF THE COMPANY
                      AND OF ITS DIRECTORS AND STOCKHOLDERS

     Until such time as the Board of Directors shall determine, in its sole and absolute discretion, that it is no longer in the best interests of the Company or the Stockholders that the Company continue to operate as a REIT, or until such time as the Company shall fail to qualify as a REIT:

     Section 7.1 LIMITATION ON ORGANIZATION AND OFFERING EXPENSES. The Organization and Offering Expenses paid in connection with forming the Company or selling shares of Equity Stock shall be reasonable and shall in no event exceed fifteen percent (15.0%) of the proceeds raised in the offering.

     Section 7.2 LIMITATION ON ACQUISITION FEES AND EXPENSES. The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a Real Estate Asset by the Company shall be reasonable, and shall in no event exceed, in the case of a Property, an amount equal to six percent (6.0%) of the Contract Price of any fee interest in Property or, in the case of a Loan, six percent (6.0%) of the funds advanced; provided, however, that this limit will not apply to acquisition of a Real Estate Operating Company; provided, further, that a majority of the Directors (including the majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses exceeding these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

     Section 7.3 LIMITATION ON TOTAL OPERATING EXPENSES. The annual Total Operating Expenses shall not exceed, in any fiscal year, the greater of two percent (2.0%) of Average Invested Assets or twenty-five percent (25.0%) of Net Income for that fiscal year. The Independent Directors have a fiduciary responsibility to limit annual Total Operating Expenses to amounts that do not exceed the limitations described above. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified in any particular period because of unusual and non-recurring expenses. Any such finding by the Independent Directors, and the reasons in support thereof, shall be recorded in the minutes of a meeting of the Board of Directors. The Company shall send written notice to each record holder of Equity Stock if, within sixty
(60) days after the end of any fiscal quarter, Total Operating Expenses (for the twelve (12) months then ended) exceed two percent (2.0%) of Average Invested Assets or twenty-five percent (25.0%) of Net Income, whichever is greater. If the Independent Directors determine that the higher Total Operating Expenses are justified, the disclosure must also contain an explanation of the Independent Directors' conclusion. If the Total Operating Expenses exceed the limits described above, and if the Independent Directors are unable to conclude that the excess was justified then, within sixty (60) days after the end of the Company's fiscal year, the Business Manager shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the greater of the limitations set forth in this SECTION 7.3.

     Section 7.4 LIMITATION ON REAL ESTATE COMMISSIONS. If the Company sells Property, the Company may pay a Competitive Real Estate Commission, which shall not in the aggregate exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent (6.0%) of the gross sales price of the Property; provided that, the amount of any brokerage fees payable to the Business Manager or any Affiliate thereof shall not exceed the lesser of (i) one-half of the Competitive Real Estate Commission; or (ii) three percent (3.0%) of the gross sales price of a Property and shall be paid only if such person provides a substantial amount of services in connection with the sale of the Property.

     Section 7.5 LIMITATION ON BUSINESS MANAGEMENT FEE. After the Stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their Invested Capital, the Company may pay, in any fiscal year, the Business Manager a Business Management Fee in an amount up to one percent (1.0%) of the Average Invested Assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the Average Invested Assets as of the last day of the immediately preceding quarter. The Business Management Fee shall be reasonable in relation to the nature and quality of services performed by the Business Manager. All or any portion of the Business Management Fee not paid in to any fiscal year shall be deferred without interest and may, subject to the provisions of this SECTION 7.5, be paid in the next succeeding fiscal year(s).

     Section 7.6 LIMITATION ON INCENTIVE FEES. After the Stockholders have received a cumulative, non-compounded return of ten percent (10.0%) on, plus return of, their Invested Capital, the Company may pay the Business Manager an incentive fee (an "Incentive Fee") equal to fifteen percent (15.0%) of the net proceeds from the sale of a Real Estate Asset, including assets owned by a Real Estate Operating Company acquired by the Company and operated as a subsidiary. If the Company retains more than one person or entity to serve as Business Manager, any Incentive Fees that may be paid under this SECTION 7.6 shall be allocated among the persons or entities serving as the Business Manager in the manner that is reasonably designed to reflect the value added to the Company's assets by each respective Business Manager.

     Section 7.7    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

             (a) SALES AND LEASES TO COMPANY. The Company shall not purchase Real Estate Assets from the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to the Company and the price for the Real Estate Assets is no greater than the cost paid by the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliate for the Real Estate Assets, unless substantial justification for the excess exists and the excess is reasonable. In no event shall the cost of any Real Estate Asset to the Company exceed its appraised value at the time the Real Estate Asset is acquired by the Company.

             (b) SALES AND LEASES TO THE SPONSOR, THE BUSINESS MANAGER, THE PROPERTY MANAGER, A DIRECTOR OR ANY AFFILIATE. The Company shall not sell assets to, or lease assets from, the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliate thereof, unless the sale or lease is approved by a majority of Directors, including a majority of Independent Directors not otherwise interested in the transaction, as being fair and reasonable to the Company.

             (c) LOANS. The Company shall not make any loans to the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliate thereof or to a wholly-owned subsidiary of the Company except in accordance with applicable law and as provided in ARTICLE IX hereof. The Company may not borrow money from the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliate thereof or to a wholly-owned subsidiary of the Company, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the loan as being fair, competitive and commercially reasonable and no less favorable to the Company than a loan from an unaffiliated party under the same circumstances; provided that for these purposes, amounts owed but not yet paid by the Company under the Business Management Agreement, or any property management agreement, shall not constitute amounts advanced pursuant to a loan.

             (d) INVESTMENTS. The Company shall not invest in joint ventures with the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliate thereof as a partner, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by other joint venturers. The Company shall not invest in equity securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable; provided, however, that the Company may purchase interests in "publicly-traded entities." For these purposes, a "publicly-traded entity" shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

             (e) OTHER TRANSACTIONS. All other transactions between the Company and the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliate thereof shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in the transaction as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from an unaffiliated third party.

     Section 7.8 LIMITATION ON BORROWING. The Company may not borrow money to pay Distributions except as necessary to satisfy the requirement that the Company distribute at least the percentage of its REIT taxable income required for annual distribution by the Code or otherwise as necessary, appropriate or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowings of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The aggregate amount of Company borrowings shall not, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, exceed three hundred percent (300.0%) of Net Assets. Any excess in borrowing over three hundred percent (300.0%) of Net Assets level must be approved by a majority of the Independent Directors and disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for the excess.

     Section 7.9    SUITABILITY OF STOCKHOLDERS.

             (a) INCOME AND NET WORTH STANDARDS. Any Person purchasing shares of Equity Stock shall have (i) a minimum annual gross income of $45,000 and a minimum net worth of $45,000, or (ii) a minimum net worth of $150,000 at the time they make an investment in the Company. Net worth shall be determined by excluding the value of home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares of Equity Stock if the donor or grantor is the fiduciary.

             (b) DETERMINATION THAT SALE TO STOCKHOLDER IS SUITABLE AND APPROPRIATE. The Dealer Manager and each Person selling shares of Equity Stock on behalf of the Dealer Manager or Company shall make every reasonable effort to determine that the purchase of shares of Equity Stock is a suitable and appropriate investment for each Person purchasing Equity Stock. In making this determination, the Dealer Manager or each Person selling shares of Equity Stock on behalf of the Dealer Manager or the Company shall ascertain that the Person: (i) meets the minimum income and net worth standards established for the Company in SECTION 7.9(a) hereof;
     (ii) can reasonably benefit from an investment in the Company based on the Person's overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the Person's overall financial situation; and (iv) has apparent understanding of: (1) the fundamental risks of investment; (2) the risk that the Person may lose the entire investment; (3) the lack of liquidity of shares of Equity Stock;
     (4) the restrictions on transferability of shares of Equity Stock; (5) the background and qualification of the Sponsor or the Business Manager; and
     (6) the tax consequences of the investment. The Dealer Manager may require additional minimum initial and subsequent cash investment amounts.

                                  ARTICLE VIII
                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

     Section 8.1 DEFINITIONS. For the purpose of this ARTICLE VIII only, the following terms shall have the following meanings:

     "AGGREGATE STOCK OWNERSHIP LIMIT" means not more than 9.8% in value of the aggregate of the outstanding shares of Equity Stock. The value of the outstanding shares of Equity Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

     "BENEFICIAL OWNERSHIP" means ownership of shares of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

     "BUSINESS DAY" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law, regulation or executive order to close.

     "CHARITABLE BENEFICIARY" means one or more beneficiaries of the Trust as determined pursuant to SECTION 8.3(f) hereof; PROVIDED that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     "COMMON STOCK OWNERSHIP LIMIT" means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company. The number and value of outstanding shares of Common Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

     "CONSTRUCTIVE OWNERSHIP" means ownership of shares of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

     "EXCEPTED HOLDER" means a Stockholder of the Company for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to SECTION 8.2(f) hereof.

     "EXCEPTED HOLDER LIMIT" means holder of Equity Stock that agrees to comply with the requirements and percentage limit established by the Board of Directors pursuant to SECTION 8.2(f) hereof, subject to adjustment pursuant to SECTION 8.2(g) hereof.

     "INITIAL DATE" means the date upon which these Articles are filed with the SDAT.

     "NYSE" means the New York Stock Exchange.

     "PERSON" means any individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, partnership, limited liability company, any other legal or commercial entity, a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act or a group to which an Excepted Holder Limit applies.

     "PROHIBITED OWNER" means, with respect to any purported Transfer, any Person who, but for the provisions of SECTION 8.2(a) hereof, would Beneficially Own or Constructively Own shares of Equity Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

     "RESTRICTION TERMINATION DATE" means the first day after the Initial Date on which the Board of Directors determines, pursuant to SECTION 6.5(b) hereof, that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Equity Stock set forth in this ARTICLE VIII are no longer required for the Company to qualify as a REIT.

     "TRANSFER" means any issuance, sale, transfer, gift, assignment, devise or other disposition of, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of, or any agreement to acquire Equity Stock or the right to vote or receive Distributions or dividends on Equity Stock, including, without limitation, (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Stock or any interest in Equity Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Equity Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have correlative meanings.

     "TRUST" means any separate trust created and administered in accordance with the terms of SECTION 8.3 hereof for the exclusive benefit of any Charitable Beneficiary.

     "TRUSTEE" means the Person unaffiliated with both the Company and a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

     Section 8.2 EQUITY STOCK.

          (a) OWNERSHIP LIMITATIONS. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                (i) BASIC RESTRICTIONS. (A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Excepted Holder Limit for such Excepted Holder; (B) no Person shall Beneficially Own or Constructively Own shares of Equity Stock to the extent that such Beneficial Ownership or Constructive Ownership of Equity Stock would result in the Company being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Company actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from the tenant would cause the Company to fail to satisfy any of the gross income requirements of
          Section 856(c) of the Code);

          (C) notwithstanding any other provisions contained herein, any Transfer of shares of Equity Stock (whether or not the Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Equity Stock being beneficially owned by less than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                (ii) TRANSFER IN TRUST. If any Transfer of shares of Equity Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in violation of SECTION 8.2(a)(i) hereof, then (A) that number of shares of the Equity Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate SECTION 8.2(a)(i) hereof (rounded up to the next whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in
          SECTION 8.3 hereof, effective as of the close of business on the Business Day immediately preceding the date of such Transfer, and such Person shall acquire no rights in such shares; or (B) if the transfer to the Trust described in subclause (A) of this sentence would not be effective for any reason to prevent the violation of SECTION 8.2(a)(i) hereof, then the Transfer of that number of shares of Equity Stock that otherwise would cause any Person to violate SECTION 8.2(a)(i) hereof shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (b) REMEDIES FOR BREACH. If the Board of Directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of SECTION 8.2(a) hereof or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Equity Stock in violation of SECTION 8.2(a) hereof (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, refusing to give effect to such Transfer on the books and records of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of SECTION 8.2(a) hereof shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided in SECTION 8.2(a) hereof irrespective of any action (or non-action) by the Board of Directors.

          (c) OWNERS REQUIRED TO PROVIDE INFORMATION. From the Initial Date and prior to the Restriction Termination Date:

                (i) every owner of more than five percent (5.0%) (or such lower percentage as required by the Code) of the outstanding shares of Equity Stock shall, within thirty (30) days after the end of each taxable year, give written notice to the Company stating the name and address of such owner, the number of shares of Equity Stock Beneficially Owned and a description of the manner in which the shares are held and any additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

                (ii) each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine the Company's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          (d) REMEDIES NOT LIMITED. Nothing contained in this SECTION 8.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company's status as a REIT.

          (e) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this ARTICLE VIII, or any definition contained in this
     ARTICLE VIII, the Board of Directors shall have the power to determine the application of the provisions of this ARTICLE VIII or any such definition with respect to any situation based on the facts known to the Board. In the event any section of this ARTICLE VIII requires an action by the Board of Directors and these Articles fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of these Articles or the MGCL.

          (f)   EXCEPTIONS.

                (i) Subject to SECTION 8.2(a)(i)(B) hereof, the Board of Directors, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if: (i) the Board of Directors obtains such representations and undertakings from the Person that its Beneficial Ownership or Constructive Ownership of Equity Stock will not violate
          SECTION 8.2(a)(i)(B) hereof; (ii) such Person does not, and represents that it will not, actually own or Constructively Own, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to actually own, or Constructively Own, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from the Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Company's ability to qualify as a REIT, shall not be treated as a tenant of the Company); and (iii) such Person agrees that any violation or attempted violation of such covenants (or other action which is contrary to the restrictions contained in this ARTICLE
          VIII) will result in such shares of Equity Stock being automatically transferred to a Trust in accordance with SECTION 8.2(a)(ii) and
          SECTION 8.3 hereof.

                (ii) Prior to granting any exception pursuant to SECTION 8.2(f)(i) hereof, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                (iii) Subject to SECTION 8.2(a)(i)(B) hereof, any person acting as an underwriter who participates in a public offering or a private placement of Equity Stock (or securities convertible into or exchangeable for Equity Stock) may Beneficially Own or Constructively Own shares of Equity Stock (or securities convertible into or exchangeable for Equity Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent the person acts as an underwriter in connection with the public offering or private placement.

                (iv)   Nothing in this ARTICLE VIII to the contrary, this
          ARTICLE VIII shall not apply to the Initial Investment.

                (v) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time; or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

          (g)   INCREASE IN AGGREGATE STOCK OWNERSHIP AND COMMON STOCK
     OWNERSHIP LIMITS. The Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

          (h) LEGEND. Except as otherwise provided in these Articles or the Bylaws, nothing in this SECTION 8.2(h) shall be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of the classes or series of Equity Stock of the Company without certificates. Each certificate for shares of Equity Stock (if any are issued) shall bear substantially the following legend:

          The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's Articles: (i) no Person may Beneficially Own or Constructively Own shares of the Company's Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Equity Stock of the Company in excess of 9.8% of the value of the total outstanding shares of Equity Stock of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Equity Stock that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Equity Stock if such Transfer would result in the Equity Stock of the Company being owned by fewer than one hundred (100) Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Equity Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Equity Stock in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the shares of Equity Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Articles of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Stock of the Company on request and without charge.

     Section 8.3    TRANSFER OF EQUITY STOCK IN TRUST.

             (a) OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in SECTION 8.2(a) hereof that would result in a transfer of shares of Equity Stock to a Trust, the shares of Equity Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. The transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day immediately preceding the date of the purported Transfer or other event that results in the transfer to the Trust pursuant to SECTION 8.2(a)(ii) hereof. The Trustee shall be appointed by the Company and shall be a Person unaffiliated with both the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in SECTION 8.3(f).

             (b) STATUS OF SHARES OF EQUITY STOCK HELD BY THE TRUSTEE. Shares of Equity Stock held by the Trustee shall be treated as issued and outstanding shares of Equity

     Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the shares of Equity Stock held in the Trust.

             (c) DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to shares of Equity Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Company that the shares of Equity Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or other Distribution to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to applicable law, effective as of the date that the shares of Equity Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion), assuming that the meeting or consent period has not otherwise been finally adjourned, (i) to rescind as void any proxy submitted or any vote cast by a Prohibited Owner prior to the discovery by the Company that the shares of Equity Stock have been transferred to the Trustee and (ii) to resubmit a proxy or recast any vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this ARTICLE VIII, until the Company has received notification that shares of Equity Stock have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

             (d)    SALE OF SHARES OF EQUITY STOCK BY TRUSTEE. Within twenty
     (20) days of receiving notice from the Company that shares of Equity Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in SECTION 8.2(a) hereof. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this SECTION 8.3(d). The Prohibited Owner shall receive the lesser of: (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust; and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of Equity Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then: (1) such shares shall be deemed to have been sold on behalf of the Trust; and (2) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this SECTION 8.3(d), the excess shall be paid to the Trustee upon demand.

             (e) PURCHASE RIGHT IN STOCK TRANSFERRED TO THE TRUSTEE. Shares of Equity Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift); and (ii) the Market Price on the date the Company, or its designee, accepts the offer. The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to SECTION 8.3(d) hereof. Upon the sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

             (f) DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Equity Stock held in the Trust would not violate the restrictions set forth in SECTION 8.2(a) hereof in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

     Section 8.4 EXCHANGE TRANSACTIONS. Nothing in this ARTICLE VIII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system; provided, that settlement of any transaction shall not negate the effect of any other provision of this ARTICLE VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE VIII.

     Section 8.5 ENFORCEMENT. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
ARTICLE VIII.

     Section 8.6 NON-WAIVER. No delay or failure on the part of the Company or the Board of Directors in exercising any right under this ARTICLE VIII shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                   ARTICLE IX
                             INVESTMENT RESTRICTIONS

     Section 9.1 INVESTMENT POLICIES. Subject to any restrictions set forth herein, the investment policies set forth in this ARTICLE IX shall be approved by the Board of Directors, including a majority of the Independent Directors. The Independent Directors shall review the Company's investment policies at least annually to determine that the policies being followed are in the best interests of the Company.

     Section 9.2 INVESTMENT RESTRICTIONS. The Company shall not make investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by these Articles. In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company may not:

             (a) invest more than ten percent (10.0%) of the Company's total assets in unimproved real property or Mortgage Loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include a Property: (i) acquired for the purpose of producing rental or other operating income; (ii) having development or construction in process; or (iii) under contract for development or in planning for development within one year;

             (b) invest in commodities or commodity future contracts, except for interest rate futures used solely for hedging purposes;

             (c) invest in or make Mortgage Loans unless an appraisal prepared by an Independent Expert is obtained for the underlying Property and the mortgage indebtedness on any Property would in no event exceed the Property's appraised value; provided, however, that this restriction shall not apply to an investment in a publicly-traded entity, as defined in
     SECTION 7.7(d), which owns, invests in or makes Mortgage Loans. The appraisal shall be maintained in the Company's records for at least five
     (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment insuring the priority of the mortgage and condition of the title must be obtained prior to closing;

             (d) invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title;

             (e) make or invest in Mortgage Loans, including construction loans, on any one Property, if the aggregate amount of all Mortgage Loans outstanding on the Property, including the loans made by the Company, would exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the Property as determined by an Independent Expert unless the Board of Directors determines that substantial justification exists because of the presence of other underwriting criteria and provided further that such loans would in no event exceed the appraised value of the property at the date of the loans; provided that the aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company, shall include all interest (excluding contingent participation in income or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5.0%) per annum of the principal balance of the loan; provided, further, that this restriction shall not apply to an investment in a publicly-traded entity, as defined in SECTION 7.7(d), which owns, invests in or makes Mortgage Loans;

             (f) make or invest in any Mortgage Loans that are subordinate to any mortgage or equity interest of the Business Manager, the Sponsor, a Director or any Affiliates thereof;

             (g) invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the investment as being fair, competitive and commercially reasonable; provided however that the requirements on this section shall not apply to the purchase by the Company of (i) its own securities pursuant to its SRP or, when traded on a secondary market or on a national securities exchange or inter-dealer quotation system, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company; (ii) the securities of a publicly-traded entity, as defined in SECTION 7.7(d); or (iii) the securities of a Real Estate Operating Company;

             (h) invest in joint ventures with the Sponsor, Business Manager, a Director or any Affiliate thereof as a partner, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by other joint venturers;

             (i) engage in any short sale of securities or borrow, on an unsecured basis, the borrowing will result in an Asset Coverage of less than three hundred percent (300.0%);

             (j) invest in Real Estate Assets unless a majority of the Directors, including Independent Directors, approves the investment; provided that if the Company acquires a Property from the Sponsor, the Business Manager, the Property Manager, a Director or any Affiliates thereof, the provisions of SECTION 7.7 hereof also shall be applicable;

             (k) invest in Junior Debt secured by a mortgage on real property which is subordinate to the lien of Senior Debt, except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed ninety percent (90.0%) of the appraised value of such Property at the time of the investment, if after giving effect thereto, the value of all investments of the Company in Junior Debt (as reflected on the books of the Company in accordance with GAAP, after all reasonable reserves but before provision for depreciation) would not then exceed twenty-five percent (25.0%) of the Company's tangible assets; provided, however, that this restriction shall not apply to an investment in a publicly-traded entity, as defined in SECTION 7.7(d), which invests in Junior Debt. The value of any investments in Junior Debt not meeting the aforementioned requirements shall be limited to ten percent (10.0%) of the Company's tangible assets (which would be included within the twenty-five percent (25.0%) limitation);

             (l)    engage in trading, as compared with investment, activities;

             (m) engage in underwriting or the agency distribution of securities issued by others;

             (n) invest or acquire interests or securities in any entity or trust formed to complete any tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (or any successor statute), if the entity or trust was sponsored by Inland Real Estate Exchange Corporation or any of its Affiliates; and

             (o) acquire interests or securities in any entity holding investments or engaging in activities prohibited by this ARTICLE IX except for cash which may be invested on a temporary basis in these entities.

                                    ARTICLE X
                                  STOCKHOLDERS

     Section 10.1   ACCESS TO CORPORATE DOCUMENTS AND RECORDS.

             (a) The Company shall permit inspection of any of its corporate documents and records by a state securities administrator upon reasonable notice and during normal business hours.

             (b) Pursuant to Section 2-512(a) of the MGCL, any Stockholder and any designated representative thereof shall be permitted to inspect and obtain copies, for any proper purpose under Maryland law, any of the following corporate documents and records during normal business hours: (i) the Bylaws; (ii) minutes of the proceedings of the Stockholders; (iii) the Company's annual statements of affairs; and (iv) voting trust agreements on file at the Company's principal office. Pursuant to Section 2-512(b) of the MGCL, any Stockholder may, for any proper purpose under Maryland law, present to any officer of the Company or its resident agent a written request for a statement showing all Equity Stock and securities issued by the Company during a specified period of not more than twelve (12) months before the date of the written request.

             (c) Pursuant to Section 2-513(a) of the MGCL, any Stockholder or Stockholders who individually or together are, and at least for six (6) months have been, Stockholders of record of at least five percent (5.0%) of the Company's outstanding Equity Stock (each a "Requesting Stockholder") may, for any proper purpose under Maryland law: (i) in person or by agent, on written request, inspect and obtain copies during normal business hours the Company's books of account and its stock ledger; (ii) present to any officer of the Company or its resident agent a written request for a statement of its affairs; and (iii) present to any officer of the Company or its resident agent a written request for its Stockholder List (as herein defined). The Stockholder List shall be maintained and updated at least quarterly as part of the corporate documents and records of the Company and shall be printed on white paper in a readily readable type size (in no event smaller than ten (10) point type). As used in this SECTION 10.1(c), the term "Stockholder List" means an alphabetical list of names and addresses of the Stockholders of the Company along with the number of shares of Equity Stock held by each of them.

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             (d)    The Company may impose, and require the Stockholder or
     Requesting Stockholder to pay, a reasonable charge for expenses incurred in producing and copying any of its corporate documents and records pursuant to this SECTION 10.1. If the Business Manager or the Directors neglect or refuse to exhibit, produce or copy any of the Company's corporate documents and records as requested in accordance with and as required by applicable law and these Articles, the Business Manager and the Directors shall be liable to any Stockholder or Requesting Stockholder for the costs, including reasonable attorneys' fees, incurred by that Stockholder or Requesting Stockholder for compelling the production of the applicable corporate documents and records and for actual damages suffered by any Stockholder or Requesting Stockholder by reason of such neglect or refusal; provided, however, that it shall be an absolute defense to any and all liability that the actual purpose and reason for the request to inspect or copy the corporate documents and records is to secure the information for the purpose of selling the corporate documents and records or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the Stockholder or Requesting Stockholder as a stockholder relative to the affairs of the Company. The Company may require any Stockholder or Requesting Stockholder requesting to inspect or obtain copies of corporate documents and records pursuant to this SECTION 10.1 to represent that the information is not requested for a commercial purpose unrelated to the Stockholder's or Requesting Stockholder's interest in the Company. Further, the Company may take any and all reasonable measures, such as requiring the Stockholder or Requesting Stockholder to sign a confidentiality or other appropriate non-disclosure agreement, to protect the Company against disclosure and misuse of any confidential corporate documents, records or information by the Stockholder or Requesting Stockholder. The remedies provided in this SECTION 10.1(d) to a Stockholder or Requesting Stockholder are in addition to, and shall not in any way limit, other remedies available to the Stockholder or Requesting Stockholder under federal law.

     Section 10.2   REPORTS AND MEETINGS.

             (a) REPORTS. Each year the Company shall prepare an annual report of its operations and shall submit the annual report to each Stockholder at or before the annual meeting of the Stockholders within one hundred twenty (120) days after the end of the Company's fiscal year. The report shall include: (i) audited income statements and balance sheets for the previous three and two years, respectively or, the period of time the Company has been operating if less, all prepared in accordance with the rules and regulations of the Securities and Exchange Commission governing the preparation of financial statements; (ii) if applicable, the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of fees paid to the Sponsor, the Business Manager, the Property Manager and any Affiliates thereof, including fees or charges paid to the Sponsor and its Affiliates by third parties doing business with the Company; (iv) the Total Operating Expenses stated as a percentage of Average Invested Assets and as a percentage of Net Income for the most recently completed fiscal year; (v) a report from the Independent Directors stating that the policies being followed by the Company are in the best interests of the Stockholders in the aggregate and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the

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     Sponsor, the Business Manager, the Property Manager, the Directors and any
     Affiliates thereof occurring in the most recently completed fiscal year.

             (b) LOCATION OF MEETINGS. Meetings of Stockholders shall be held at any place in the United States as is provided in the Bylaws or as set by the Board of Directors under provisions in the Bylaws.

             (c) ANNUAL MEETINGS; SPECIAL MEETINGS. There shall be an annual meeting of the Stockholders of the Company to elect Directors and transact any other business within a reasonable period (not less than thirty (30) days) following delivery of the annual report described in SECTION 10.2(a) hereof, but within six months after the end of each fiscal year. The Directors, including the Independent Directors, shall take all reasonable steps to insure that the requirements of this ARTICLE VIII are satisfied. Special meetings of the Stockholders may be called by the chairman, the chief executive officer, the president, a majority of the Directors or a majority of the Independent Directors, or any other person specified in the Bylaws, and shall be called by the secretary of the Company upon written request (which states the purpose of the meeting and the matter(s) to be acted upon) of Stockholders holding in the aggregate not less than ten percent (10.0%) of the outstanding shares of Equity Stock entitled to vote at such meeting. Upon receipt of such a written request, the secretary of the Company shall: (i) inform the Stockholders making the written request of the reasonably estimated cost of preparing and mailing a notice of such meeting; and (ii) upon payment of these costs to the Company by such Stockholders making the written request, notify each Stockholder entitled to notice of the meeting and the purpose of the meeting not less than fifteen (15) nor more than sixty (60) days prior to the date of such meeting.

             (d) Except as provided in the last sentence of SECTION 10.2(c) hereof, notice of any annual or special meeting of Stockholders shall be given not less than ten (10) nor more than ninety (90) days before such meeting and shall state the purpose of the meeting and the matters to be acted upon.

                                   ARTICLE XI
                                    ELECTION

     Section 11.1 BUSINESS COMBINATION STATUTE. Notwithstanding any other provision of these Articles, or any contrary provision of law, pursuant to the authority granted by Section 3-603(e)(1)(iii) of the MGCL (as amended from time to time or any successor statute thereto), the Maryland Business Combination Statute, found in Title 3, Subtitle 6 of the MGCL (as amended from time to time or any successor statute thereto), shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as amended from time to time or any successor statute thereto) of the Company and The Inland Group, Inc., a Delaware corporation, or any Affiliate of The Inland Group, Inc., including Inland American Business Manager & Advisor, Inc., an Illinois corporation, Inland North American Property Management Corp., a Delaware corporation, Inland Real Estate Investment Corporation, a Delaware corporation or Inland Securities Corporation, a Delaware corporation.

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     Section 11.2   CONTROL SHARE ACQUISITION STATUTE.  Notwithstanding any
other provision of these Articles or any contrary provision of law, pursuant to the authority granted by Section 3-702(b) of the MGCL (as amended from time to time or any successor statute thereto), the Maryland Control Share Statute, found in Title 3, Subtitle 7 of the MGCL (as amended from time to time or any successor statute thereto), shall not apply to the acquisition of any Equity Stock of the Company by The Inland Group, Inc., a Delaware corporation, or any Affiliate of The Inland Group, Inc., including Inland American Business Manager & Advisor, Inc., an Illinois corporation, Inland North American Property Management Corp., a Delaware corporation, Inland Real Estate Investment Corporation, a Delaware corporation or Inland Securities Corporation, a Delaware corporation.

                                   ARTICLE XII
                                    ROLL-UPS

     Section 12.1 APPRAISAL. In connection with a proposed Roll-Up, an appraisal of all of the Company's assets shall be obtained from an Independent Expert. The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity and shall be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-Up Entity's shares. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended, and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

     The Company's assets shall be appraised in a consistent manner. The appraisal shall:

             (a)    be based on an evaluation of all relevant information;

             (b) indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up; and

             (c) assume an orderly liquidation of the Company's assets over a twelve (12) month period.

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with the proposed Roll-Up.

     Section 12.2 STOCKHOLDER OPTIONS. Stockholders who vote "no" on the proposed Roll-Up shall have the choice of:

             (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

             (b)    one of the following:

                    (i) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

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                    (ii)    receiving cash in an amount equal to the
             Stockholders' pro rata share of the appraised value of the Net Assets of the Company.

     Section 12.3 RESTRICTIONS. The Company may not participate in any proposed Roll-Up which would:

             (a) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in these Articles;

             (b) result in the Stockholders having voting rights that are less than those provided in these Articles;

             (c) result in the Stockholders having greater liability than as provided in these Articles;

             (d) result in the Stockholders having rights to receive reports that are less than those provided in these Articles;

             (e) result in the Stockholders having access to records that are more limited than those provided in these Articles;

             (f) include provisions which would operate to materially impede or frustrate the accumulation of shares of Equity Stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

             (g) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of shares of Equity Stock held by that investor;

             (h) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in these Articles; or

             (i) place any of the costs of the transaction on the Company if the Roll-Up is not approved by a majority of the shares of Equity Stock; provided, however, that nothing herein shall be construed to prevent participation in any proposed Roll-Up which would result in Stockholders having rights and restrictions comparable to those contained in this
     ARTICLE XII.

Approval of a majority of the voting shares of Equity Stock is required for the Company to engage in any Roll-Up which is in conformity with this ARTICLE XII.

     Section 12.4 GENERAL. The provisions of this ARTICLE XII will cease to apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt, or continue, to qualify as a REIT.

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                                  ARTICLE XIII
                   BUSINESS COMBINATIONS WITH BUSINESS MANAGER
                              AND PROPERTY MANAGER

     Section 13.1 BUSINESS COMBINATIONS. The Company shall consider becoming a self-administered REIT once the Company's assets and income are, in the view of the Board of Directors, of sufficient size such that internalizing the management functions performed by the Business Manager and the Property Manager is in the best interests of the Stockholders.

     If the Board of Directors should make this determination in the future, the Company shall pay one-half of the costs, and the Business Manager and the Property Manager shall pay the other half, of an investment banking firm. This firm shall jointly advise the Company and the Sponsor on the value of the Business Manager and the Property Manager. After the investment banking firm completes its analyses, the Company shall require it to prepare a written report and make a formal presentation to the Board of Directors.

     Following the presentation by the investment banking firm, the Board of Directors shall form a special committee comprised entirely of Independent Directors to consider a possible business combination with the Business Manager and the Property Manager. The Board of Directors shall, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters. The special committee also shall be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of the Business Manager and the Property Manager regarding a possible business combination.

     Section 13.2 CONDITIONS TO COMPLETION OF BUSINESS COMBINATION. Before the Company may complete any business combination with either the Business Manager or the Property Manager in accordance with this ARTICLE XIII, the following two conditions shall be satisfied:

             (a) the special committee formed in accordance with SECTION 13.1 hereof receives an opinion from a recognized investment banking firm, separate and distinct from the firm jointly retained to provide a valuation analysis in accordance with SECTION 13.1 hereof, concluding that the consideration to be paid to acquire the Business Manager or the Property Manager, as the case may be, is fair to the Stockholders from a financial point of view; and

             (b) the holders of a majority of the votes cast at a meeting of the Stockholders called for such purpose (if a quorum is present at the meeting) approves the acquisition; provided that, for these purposes only, any shares held by The Inland Group, Inc., the Sponsor or any of their Affiliates will be counted for purposes of determining the presence of quorum but will not, however, initially constitute a vote cast for purposes of determining the number of votes necessary to approve the acquisition. If the proposal receives the necessary votes to approve the acquisition, all shares held by The Inland Group, Inc., the Sponsor or any of their Affiliates may then be voted in favor of the transaction.

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                                   ARTICLE XIV
                      AMENDMENTS AND EXTRAORDINARY ACTIONS

     Section 14.1 GENERAL. The Company reserves the right, from time to time, to supplement, amend or restate these Articles, now or hereafter authorized by law, including any supplement, amendment or restatement altering the terms or contract rights, as expressly set forth in these Articles, of any unissued shares of Equity Stock. All rights and powers conferred by these Articles on Stockholders, Directors and officers are granted subject to this reservation. All references to these Articles shall include all supplements, amendments or restatements thereto.

     Section 14.2 STOCKHOLDERS' APPROVAL. Subject to: (a) the provisions of any class or series of Equity Stock at the time outstanding; (b) the restrictions on Roll-Ups described in ARTICLE XII hereof so long as applicable;
(c) the limitations described in ARTICLE VIII hereof; (d) the provisions of
ARTICLE XIII; and (e) SECTION 14.3 hereof, the Directors may not, without the approval of holders of at least a majority of the outstanding voting shares of Equity Stock: (i) supplement, amend or restate these Articles or sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; or
(ii) except in each case to the extent the MGCL permits such transactions to be approved solely by the Board of Directors, cause a merger, consolidation or share exchange of the Company; or (iii) dissolve or liquidate the Company. For purposes of these Articles, a sale of two-thirds or more of the Company's assets, based on number or fair market value, shall constitute a sale of "substantially all of the Company's assets."

     Section 14.3 BY STOCKHOLDERS. Notwithstanding any provision of law permitting or requiring action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, the holders of a majority of the then outstanding voting shares of Equity Stock may, at a duly called meeting of such holders, vote to: (i) supplement, amend or restate these Articles; or (ii) dissolve or liquidate the Company. Any action permitted or required to be taken at a meeting of Stockholders may also be taken by written consent of the requisite holders. In the event that the holders of the then outstanding voting shares of Equity Stock direct the amendment of these Articles or the dissolution or liquidation of the Company, the proper officers of the Company shall promptly file such documents and take all such corporate action as is reasonably necessary to accomplish such supplement, amendment, restatement, dissolution or liquidation.

                                   ARTICLE XV
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 15.1 LIMITATION OF STOCKHOLDER LIABILITY. No Stockholder shall be personally liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of its being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the assets or the affairs of the Company.

     Section 15.2 LIMITATION OF DIRECTOR AND OFFICER LIABILITY. Except as otherwise limited in this SECTION 15.2, no Director or officer of the Company shall be liable to the Company or to any Stockholder for money damages to the fullest extent permitted by Maryland statutory or\

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decisional law, as amended or interpreted. Neither the amendment nor repeal of this SECTION 15.2, nor the adoption or amendment of any other provision of these Articles inconsistent with this SECTION 15.2, shall apply to or affect, in any respect, the applicability of this SECTION 15.2 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     Section 15.3   INDEMNIFICATION.

             (a) Subject to paragraphs (b), (c) and (d) of this SECTION 15.3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, indemnify and pay, advance or reimburse reasonable expenses to any Director, officer, employee and agent of the Company including the Business Manager or the Property Manager and each of their Affiliates (each an "Indemnified Party") from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a Director, officer, employee or agent of the Company, the Business Manager, the Property Manager and their respective Affiliates.

             (b) The Company shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Directors have determined, in good faith, that the course of conduct which caused the liability or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any Independent Director or negligence or misconduct by any other Directors or officers of the Company; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

             (c) Notwithstanding anything to the contrary in SECTION 15.3(b) hereof, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Business Manager or the Property Manager or their Affiliates for liabilities or losses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

             (d) The Company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with
     Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or

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     omissions with respect to the performance of duties or services by the
     Person, for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

             (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any Person against liability or loss for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with a Director, officer, employee or agent to such further extent consistent with law.

     THIRD:     The amendment to and restatement of the articles of
incorporation of the Company as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Company as required by law. Immediately before this amendment and restatement, the total number of shares of stock that the Company had authority to issue was one million (1,000,000) shares of common stock, $0.001 par value per share (which is the same per-share par value of the stock of the Company as of the filing and acceptance of these First Articles of Amendment and Restatement). The pre-amendment and restatement aggregate par value of all authorized shares having a par value was one thousand dollars ($1,000.00).

     FOURTH:    The current address of the principal office of the Company in the State of Maryland is set forth in ARTICLE III of the foregoing amendment and restatement of the articles of incorporation.

     FIFTH:     The name and address of the Company's current resident agent is set forth in ARTICLE III of the foregoing amendment and restatement of the articles of incorporation.

     SIXTH:     The number of directors of the Company and the names of those currently in office are as set forth in ARTICLE VI of the foregoing amendment and restatement of the articles of incorporation.

     SEVENTH:   The undersigned President of Inland American Real Estate Trust,
Inc. acknowledges these First Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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     IN WITNESS WHEREOF, the Company has caused these First Articles of
Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 10th day of February, 2005.

INLAND AMERICAN REAL ESTATE TRUST, INC.


By:     /s/ Brenda G. Gujral
       -------------------------------------------
Name:   Brenda G. Gujral
       -------------------------------------------
Title:  President
       -------------------------------------------


ATTEST: INLAND AMERICAN REAL ESTATE TRUST, INC.


By:     /s/ Scott W. Wilton
       -------------------------------------------
Name:   Scott W. Wilton
       -------------------------------------------
Title:  Secretary
        ------------------------------------------

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